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COLLINS  BARROW
____________________
Chartered  Accountants
                                          Suite  800
                                          1030  West  Georgia  Street
                                          Vancouver,  Canada
                                          V6E  3B9

                                          T.  604.685.0564
                                          F.  604.685.2050

                                          Email:  vancouver@collinsbarrow.com

May 5,  2003

HOUSE  OF  BRUSSELS  CHOCOLATES  INC.
750  Terminal  Avenue,  Suite  208
Vancouver,  B.C.
V6A  2M5

Attention:  L.  Evan  Baergen,  President

Dear  Sirs:

Re:     House  Of  Brussels  Chocolates  Inc.
        Form  S-8  Registration Statement
        ---------------------------------

We hereby consent to the inclusion of our report dated May 31, 2002 to the Director of House of Brussels Holdings Ltd. on the consolidated financial statements of House of Brussels Holdings Ltd. for each of the years ended April 30, 2002 and 2001 with regards to the Form S-8 registration statement of House of Brussels Chocolates Inc. to be filed with the United States Securities and Exchange Commission.

Yours  truly,

/s/  Collins  Barrow

COLLINS  BARROW
Chartered  Accountants